                                                                EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related prospectus of Read-Rite Corporation for the registration of $350,000,000 of Debt Securities and Common Stock and to the incorporation by reference therein of our report dated October 21, 1996 (except for Note 11, for which the date is December 11, 1996) with respect to the consolidated financial statements and schedule of Read-Rite Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.


                                                              ERNST & YOUNG LLP


San Jose, California
May 9, 1997